SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported) September 1, 1998
                                                 ----------------

                             Obie Media Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Oregon                  000-21623                    93-0966515
-----------------------------     ------------               -------------------
(State of other jurisdiction)     (Commission                (IRS Employer
                                  File Number)               Identification No.)


4211 West 11th Avenue, Eugene, Oregon                   97402
--------------------------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code  (541) 686-8400
                                                  ------------------

Item 2  Acquisition or Disposition of Assets

On September 1, 1998, Obie Media Corporation (the "Company") acquired all of the outstanding capital stock of Philbin & Coine, Inc. dba P&C Media ("P&C"). P&C will continue as a wholly owned subsidiary of the Company.

P&C sells transit advertising in the Midwestern and Eastern United States. P&C has contracts with 20 transit districts including the markets of Cincinnati and Cleveland, Ohio, Hartford and Stamford, Connecticut, Milwaukee, Wisconsin, Richmond, Virginia, and Fort Lauderdale, Florida.

The acquisition was made pursuant to a stock purchase agreement (the "Agreement") between the Company and P&C's sole shareholder, Wayne P. Schur. Under the terms of the Agreement, Mr. Schur will become an Executive Vice President of the Company and will remain as President of P&C. Mr. Schur is also expected to join the Board of Directors of the Company. The Company paid $6.1 million in cash at closing, and the Agreement provides for deferred cash payments aggregating $1.5 million over the next 4 years. In addition, the Company issued Mr. Schur 50,000 shares of Company stock at closing with another 75,000 shares to be issued over the next 2 years depending on P&C performance. The source of the funds to close the transaction was a new $7 million term loan from U.S. Bank National Association ("US Bank"). US Bank also increased the Company's operating line from $2 million to $4 million to accommodate the operations of P&C and the Company's recent expansion in British Columbia, Canada.

Item 7  Financial Statements and Exhibits

Stock Purchase Agreement dated as of August 25, 1998 among Obie Media Corporation, Philbin & Coine, Inc. and Wayne P. Schur

The Company intends to file the required audited financial statements of P&C within 60 days following the filing of this Current Report on Form 8-K.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


September 14, 1998                                       Obie Media Corporation


                                                         By /s/James W. Callahan
                                                           ---------------------
                                                         James W. Callahan
                                                         Chief Financial Officer

                            STOCK PURCHASE AGREEMENT



                                      AMONG


                             OBIE MEDIA CORPORATION


                                       AND


                              PHILBIN & COINE, INC.


                                       AND


                                 WAYNE P. SCHUR


                                 AUGUST 25, 1998

                                TABLE OF CONTENTS

1.       Definitions.......................................................1

2.       Purchase and Sale of Company Shares...............................5
         (a)      Basic Transaction........................................5
         (b)      Purchase Price...........................................5
         (c)      The Closing..............................................7
         (d)      Deliveries at the Closing................................7

3.       Representations and Warranties Concerning the Transaction.........8
         (a)      Representations and Warranties of Seller.................8
         (b)      Representations and Warranties of Buyer..................9

4.       Representations and Warranties Concerning the Company ...........10
         (a)      Organization, Qualification, and Corporate Power........10
         (b)      Capitalization..........................................10
         (c)      Noncontravention........................................11
         (d)      Brokers' Fees...........................................11
         (e)      Title to Assets.........................................11
         (f)      Subsidiaries............................................11
         (g)      Financial Statements....................................11
         (h)      Events Subsequent to Most Recent Fiscal Year End........12
         (i)      Undisclosed Liabilities.................................14
         (j)      Legal Compliance........................................14
         (k)      Tax Matters.............................................14
         (l)      Real Property...........................................16
         (m)      Intellectual Property...................................17
         (n)      Tangible Assets.........................................18
         (o)      Contracts...............................................18
         (p)      Notes and Accounts Receivable...........................19
         (q)      Powers of Attorney......................................20
         (r)      Insurance...............................................20
         (s)      Litigation..............................................20
         (t)      Product Warranty........................................21
         (w)      Product Liability.......................................21
         (x)      Employees...............................................21
         (y)      Employee Benefits.......................................21
         (z)      Guaranties..............................................23
         (aa)     Environment, Health, and Safety Matters.................23
         (bb)     Certain Business Relationships with the Company ........24
         (cc)     Transit District Relationships..........................24
         (dd)     Disclosure..............................................25

5.       Pre-Closing Covenants............................................25
         (a)      General.................................................25
         (b)      Notices and Consents....................................25
         (c)      Operation of Business...................................25
         (d)      Preservation of Business................................25
         (e)      Full Access.............................................25
         (f)      Notice of Developments..................................26
         (g)      Exclusivity.............................................26
         (h)      New Transmit Bids.......................................26

6.       Post-Closing Covenants...........................................26
         (a)      General.................................................26
         (b)      Litigation Support......................................26
         (c)      Transition..............................................27
         (d)      Confidentiality.........................................27
         (e)      Covenant Not to Compete.................................27
         (f)      Buyer Shares............................................28
         (g)      Release of Seller.......................................28
         (h)      Registration of Buyer Shares............................28

7.       Conditions to Obligation to Close................................28
         (a)      Conditions to Obligation of Buyer.......................28
         (b)      Conditions to Obligation of Seller......................30

8.       Remedies for Breaches of This Agreement
         (a)      Survival of Representations and Warranties..............31
         (b)      Indemnification Provisions for Benefit of Buyer.........31
         (c)      Indemnification Provisions for Benefit of Seller........32
         (d)      Matters Involving Third Parties.........................32
         (e)      Determination of Adverse Consequences...................33
         (f)      Other Indemnification Provisions........................34
         (g)      Limitations on Indemnification..........................34

9.       Tax Matters......................................................34
         (a)      Section 338(h)(10) Election.............................34
         (b)      Allocation of Purchase Price............................34
         (c)      S Corporation Status....................................34
         (d)      Tax Period Ending on or before the Closing Date.........35
         (e)      Cooperation on Tax Matters..............................35
         (f)      Tax Sharing Agreements..................................35
         (g)      Certain Taxes...........................................36

10.      Termination......................................................36
         (a)      Termination of Agreement................................36
         (b)      Effect of Termination...................................37

11.      Miscellaneous....................................................37
         (a)      Press Releases and Public Announcements.................37
         (b)      No Third-Party Beneficiaries............................37
         (c)      Entire Agreement........................................37
         (d)      Succession and Assignment...............................37
         (e)      Counterparts............................................37
         (f)      Headings................................................37
         (g)      Notices.................................................38
         (h)      Governing Law...........................................38
         (i)      Amendments and Waivers..................................38
         (j)      Severability............................................38
         (k)      Expenses................................................39
         (l)      Construction............................................39
         (m)      Incorporation of Exhibits and Schedules.................39
         (n)      Specific Performance....................................39

Exhibit A-- Employment Agreement

Exhibit B--Transit Relationships

Exhibit C--Specified Assets

Exhibit D --Historical Financial Statements

Exhibit E--Non-Operating Assets

Exhibit F--Form of Opinion of Counsel to Seller

Exhibit G-- Form of Opinion of Counsel to Buyer

Disclosure Schedule-- Exceptions to Representations and Warranties
         Concerning the Company

Allocation Schedule

Expense Schedule

                            STOCK PURCHASE AGREEMENT

         This Agreement is entered into effective July ___, 1998, by and among OBIE MEDIA CORPORATION, an Oregon corporation (the "Buyer"), and WAYNE P. SCHUR (the "Seller") and PHILBIN & COINE, INC., a New York corporation (the "Company"). Buyer, Seller and Company are referred to collectively herein as the "Parties."

                                    RECITALS

         Seller owns all of the outstanding capital stock of Company. The Parties desire to enter into an Agreement pursuant to which Buyer will purchase from Seller, and Seller will sell to Buyer, all of the outstanding capital stock of the Company in return for cash, common stock of Buyer and the right to certain future payments.

         NOW, THEREFORE, the Parties agree as follows.

         1.       Definitions.
                  -----------

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code ss. 1504(a).

         "Base Price" has the meaning set forth in Section 2(b)(i) below.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Shares" has the meaning set forth in Section 2(b)(i) below.

         "Change of Management" has the meaning set forth in Section 2(b)(ii) below.

         "Closing" has the meaning set forth in Section 2(c) below.

         "Closing Date" has the meaning set forth in Section 2(c) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code ss. 4980B.

         "Confidential Information" means any information concerning the businesses and affairs of any of the Parties which is disclosed to any other Party and that is not already generally available to the public.

         "Contingent Price" has the meaning set forth in Section 2(b)(i) below.

         "Controlled Group" has the meaning set forth in Code ss. 1563.

         "Current Assets" shall mean the only accounts receivable, cash, prepaid items and deposits (even though such deposits may not constitute current assets under generally accepted accounting principles).

         "Deferred Intercompany Transaction" has the meaning set forth in Reg. ss. 1.1502-13.

         "Disclosure Schedule" has the meaning set forth in Section 4 below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss. 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss. 3(1).

         "Employment Agreement" shall mean the agreement attached hereto as Exhibit A.

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity which is treated as a single employer with Seller for purposes of Code ss. 414.

         "Excess Loss Account" has the meaning set forth in Reg. ss. 1.1502-19.

         "Fiduciary" has the meaning set forth in ERISA ss. 3(21).

         "Financial Statement" has the meaning set forth in Section 4(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Indemnified Party" has the meaning set forth in Section 8(d) below.

         "Indemnifying Party" has the meaning set forth in Section 8(d) below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation. With respect to the Knowledge of Seller, such reasonable investigation shall include consultation of Seller with the officers and directors of the company, and with the senior employee of the Company at each of its branch offices, with respect to the subject matter to which the Knowledge standard applies.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in Section 4(g) below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 4(g) below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 4(g) below.

         "Multiemployer Plan" has the meaning set forth in ERISA ss. 3(37).

         "Net Operating Income Before Corporate Charges" means net operating income as shown on the internal financial statements of the Company prepared with expense categories substantially similar to those historically used by the Company as shown, for illustrative purposes, on the Company's July, 1998 income statements attached hereto as the Expense Schedule, plus (i) a credit for cross order commissions, and (ii) a credit for profit made on production charges. For these purposes the payroll and associated expenses of Mr. Wayne P. Schur and his assistant, including related travel and office costs, are not to be included in any way as a reduction of the net operating income as shown on such internal financial statements. Also for these purposes, a charge for Buyer's sales expenses for "national sales," shall be applied on a pro-rata basis based on the total revenue of the Company's New York, Chicago, and Los Angeles sales offices and the markets they are responsible for as compared to the total revenue of Buyer, excluding its markets in Canada, provided that the charge shall not exceed thirty percent of the total amount of such expenses incurred by Buyer.

         "Net Operating Income Contingency" has the meaning set forth in Section 2(b)(iv)(A) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Prohibited Transaction" has the meaning set forth in ERISA ss. 406 and Code ss. 4975.

         "Purchase Price" has the meaning set forth in Section 2(b) below.

         "Reportable Event" has the meaning set forth in ERISA ss. 4043.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Seller" has the meaning set forth in the preface above.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Survival Period" has the meaning set forth in Section 8(a) below.

         "Company" has the meaning set forth in the preface above.

         "Company Share" means any share of the Common Stock of the Company.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 8(d) below.

         2.     Purchase and Sale of Company Shares.
                -----------------------------------

                (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, all of his Company Shares for the consideration specified below in this Section 2.

                (b)     Purchase Price.

                (i) The purchase price for the Company Shares (the "Purchase Price") shall consist of a Base Price and a Contingent Price. The Base Price will consist of $7,500,000, of which $6,000,000 will be paid in readily available funds at Closing, and the balance shall be payable as follows: (A) $500,000 shall be payable on or before January 1, 2000;
         (B) $500,000 shall be payable on or before January 1, 2001; (C) $250,000 shall be payable on or before January 1,

         2002; and (D) $250,000 shall be payable on or before January 1, 2003. These installments shall bear simple interest on the unpaid balance from and after the Closing at the rate of 6 percent per year. The entire amount of the unpaid balance of the Base Price, or any portion thereof, may be prepaid at any time without penalty. The Contingent Price will consist of 125,000 shares of Buyer common stock (the "Buyer Shares"), of which 50,000 will be delivered at Closing and the balance will be delivered in accordance with Section 2(b)(iv)(D) below, subject to the conditions set forth in this Agreement,

                (ii) Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Management of Buyer, the entire unpaid amount of Purchase Price shall become immediately payable to Seller or his successors in interest. For purposes of this Agreement, the term "Change of Management" of Buyer shall mean that Brian B. Obie shall, for any reason, cease to be Chief Executive Officer of Buyer or own, directly or indirectly through members of his immediate family, less than 25 percent of Buyer's outstanding Common Stock. Notwithstanding the foregoing, in the event that a Change of Management occurs due to the death or disability of Brian B. Obie, the Net Operating Income Contingency (as defined in Section 2(b)(iv)(A) below) shall be deemed satisfied as of the date of such death or disability, but the payment of the unpaid balance of the Purchase Price shall not be immediately due and payable and shall be paid in accordance with the schedule set forth herein.

                (iii) Payment of each installment of Contingent Price enumerated above under Section 2(b)(i) above will be contingent upon the continued employment of Seller with the Company in accordance with the Employment Agreement, unless his employment is terminated by the Company or Buyer other than for cause as defined in the Employment Agreement.

                (iv) The Purchase Price shall be increased or decreased on a dollar-for-dollar basis to the extent, if any, that the Current Assets of Company shall, at Closing, be less than or greater than the total liabilities by more than or less than $500,000, provided that the maximum amount of any increase in the Purchase Price shall be $100,000. In making such determination, there shall be disregarded any audit adjustments from the Company's previous reporting practices necessitated by GAAP or Securities and Exchange Commission accounting practice to pro-rate billings between fiscal periods together with related adjustments, if any, in occupancy expense. Such determination shall initially be made as of Closing by mutual agreement of the parties based upon the Company's internally generated financial documents for July of 1998, and any adjustment shall be made through an increase or decrease in the cash payable at Closing. Buyer's auditors shall make a final determination in accordance with GAAP within 60 days following Closing and any adjustment shall be made though a cash payment from Buyer to Seller, in the event of an increase, and from Seller to Buyer, in the event of a decrease, within 10 days following such determination. In the event that Seller disputes the final determination made by Buyer's auditors, Seller shall notify Buyer in writing within 10 days following the date of such determination, and the dispute shall be resolved by a mutually acceptable nationally recognized independent accounting firm within 60 days following the date of such notice. The conclusion of such independent accounting firm shall be binding on the parties, and Buyer and Seller shall each pay one-half of the fees and expenses of such firm related to the resolution of the dispute.

                (A) Payment of the two installments of Contingent Price enumerated above under Section 2(b)(i) shall be made on or before February 15, 2001 and February 15, 2002, respectively, provided that such payments shall be conditioned upon Company realizing from Company's transit agency relationships which exist at Closing (including for this purpose transit agency relationships with respect to which Company shall have submitted firm bids as of Closing, which bids shall remain pending as of Closing, except for Madison, Wisconsin, which shall be excluded) with respect to the fiscal year ending on the November 30 immediately prior to the installment payment date, Net Operating Income Before Corporate Charges (as shown on the Company's internal financial statements) equal to not less than $1,750,000 as follows: for each $1.00 by which Net Operating Income Before Corporate Charges ("NOIBCC") shall be less than $1,750,000, the installment shall be reduced by $1.00. A list of the Company's current transit agency relationships is attached hereto as Exhibit B. Notwithstanding the foregoing, in the event that NOIBCC is at least $1,650,000, no reduction in the installment shall be made; in the event that NOIBCC is less than $1,650,000, the installment shall be reduced by $1.10 for each dollar that the NOIBCC is less than $1,650,000 until the reduction is equal to the amount by which NOIBCC is less than $1,750,000 on a dollar-for-dollar basis, and thereafter the reduction shall be on a dollar-for-dollar basis.

                (B) For purposes of calculating satisfaction of the Net Operating Income Contingency with respect to the fiscal year ending November 30, 2000, the $1,750,000 threshold shall be reduced by the lesser of $98,000 or the amount of Company's net operating income for the previous year from the TRT/Norfolk, Virginia Agreement, in the event said agreement shall not be renewed.

                (C) The two installments of Contingent Price enumerated in Sections 2(a)(i) above will not be carried forward or backward from year-to-year. In the event of the death or total disability (as the term total disability is defined in the Employment Agreement) of Seller prior to January 1, 2001, the Net Operating Income Contingency shall not apply to any installments remaining unpaid at such time and any unpaid installments of Contingent Price shall become payable within 30 days following such death or determination of permanent total disability.

                (D) The determination of whether the Net Operating Income Contingency has been satisfied with respect to each installment payment shall be made by Buyer's auditors within 60 days following the end of the applicable fiscal year of Buyer. Buyer shall, within 10 days following the date of such determination, issue to Seller 37,500 Buyer Shares less the number of Buyer Shares which, rounded to the nearest number of shares, is equal in value to the reduction, if any, in the amount of the installment payment pursuant to Section 2(b)(iv)(A) above, valued as of the most recent November 30 fiscal year end of the Company. In the event that the value of 37,500 Buyer shares is less than the amount of the reduction of the installment payment, Seller shall owe the dollar amount of such discrepancy to Buyer, and Buyer shall be entitled to offset such debt against, first, the remaining Buyer Shares which are part of the Contingent Price and which have not been issued to Seller and, second, to the extent that the amount of any such unissued Buyer Shares is not adequate, against any amounts owing by Buyer to Seller pursuant to this Agreement. The indemnity limitation set forth in Section 8(g) below shall not apply with respect to such debt and offset rights. In the event that Seller disputes the Buyer's determination of whether the Net Operating Income Contingency has been satisfied, Seller shall notify Buyer in writing within 10 days following the date of such determination, and the dispute shall be resolved by a mutually acceptable nationally recognized independent accounting firm within 60 days following the date of such notice. The conclusion of such independent accounting firm shall be binding on the parties, and Buyer and Seller shall each pay one-half of the fees and expenses of such firm related to the resolution of the dispute.

                (v) Buyer Shares shall be subject to the restrictions on transfer described in Section 6(f).

                (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place by exchanging signatures and closing documents by overnight delivery or in any other manner agreeable to the parties on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than September 30, 1998.

                (d) Deliveries at the Closing. At the Closing, (i) Seller will deliver to Buyer the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) Buyer will deliver to Seller the various certificates, instruments, and documents referred to in Section 7(b) below,
(iii) Seller will deliver to Buyer stock certificates representing the Company Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) Buyer will deliver to Seller the consideration specified in Section 2(b) above which is to be delivered at Closing.

         3.     Representations and Warranties Concerning the Transaction.
                ---------------------------------------------------------

                (a) Representations and Warranties of Seller. Seller represents and warrants to Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)).

                (i) Authorization of Transaction. Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions. Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which he is bound or to which any of his assets is subject.

                (iii) Brokers' Fees. Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

                (iv) Investment. Seller (A) understands that Buyer Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring Buyer Shares solely for his own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding Buyer Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding Buyer Shares, and (F) is an Accredited Investor for the reasons set forth on Annex I. Notwithstanding the foregoing, the registration and subsequent sale of any of the Buyer Shares pursuant to Section 6(h) below shall not be deemed to be a breach of this Section 3(a)(iv).

               (v)    Company Shares. Seller holds of record and owns
         beneficially        Company Shares, free and clear of any restrictions
         on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

                (vi) Litigation. Section 3(a)(vi) of the Disclosure Schedule sets forth each instance in which Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or
         (ii) is a party or, to the Knowledge of Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(a)(vi) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. To the Knowledge of Seller there is no reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against Seller.

                (b) Representations and Warranties of Buyer. Buyer represents and warrants to Seller that the statements contained in this Section 3(b) are correct and complete as of the date of this

Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)).

                (i) Organization of Buyer. Buyer is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation.

                (ii) Authorization of Transaction. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its charter or bylaws or
         (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.

                (iv) Brokers' Fees. Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                (v) Investment. Buyer is not acquiring the Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                (vi) Solvency. Buyer is solvent, and the transactions contemplated by this Agreement shall not render Buyer insolvent.

         4.    Representations and Warranties Concerning the Company.
               -----------------------------------------------------
Seller represents and warrants to Buyer that the statements contained in this
Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4), except as set forth in the disclosure schedule delivered by Seller to Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

                (a) Organization, Qualification, and Corporate Power. Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of Company. Seller has delivered to Buyer correct and complete copies of the charter and bylaws of Company (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of Company are correct and complete. Company is not in default under or in violation of any provision of its charter or bylaws.

               (b)  Capitalization. The entire authorized capital stock of the
Company consists of        Company Shares, of which        Company Shares are
issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

                (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Company is subject or any provision of the charter or bylaws of Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                (d) Brokers' Fees. Company does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                (e) Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, including without limitation those assets described on Exhibit C attached hereto, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

                (f) Subsidiaries. Company has no subsidiaries.

                (g) Financial Statements. Attached hereto as Exhibit D are the following financial statements (collectively the "Financial Statements"): (i) unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1996 and December 31, 1997 (the "Most Recent Fiscal Year End") for the Company; and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the 6 months ended June 30, 1998 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

                (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company taken as a whole. Without limiting the generality of the foregoing, since that date:

                (i) Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                (ii) Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) which is in effect as of the date of this Agreement and which either involves the payment of more than $25,000 or is outside the Ordinary Course of Business;

                (iii) no party (including the Company) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which the Company is a party or by which it is bound;

                (iv) Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

                (v) Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

                (vi) Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the Ordinary Course of Business;

                (vii) Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 in the aggregate;

                (viii) Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                (ix) Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;

                (x) Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                (xi) there has been no change made or authorized in the charter or bylaws of any of the Company;

                (xii) Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                (xiii) Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                (xiv) Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                (xv) Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                (xvi) Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                (xvii) Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                (xviii) Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                (xix) Company has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                (xx) Company has not made or pledged to make any charitable or other contribution outside the Ordinary Course of Business;

                (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company; and

                (xxii) Company has not committed to any of the foregoing.

                (i) Undisclosed Liabilities. Company has no Liability (and, to the Knowledge of Seller there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto); (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law); (iii) contingent liabilities pursuant to the terms of any agreement between the Company and any transit agency, provided that the existence and terms of such agreement have been disclosed to Buyer pursuant to this Agreement; and (iv) any contingent liability of $25,000 or less arising in the ordinary course of business.

                (j) Legal Compliance. To the Knowledge of Seller, each of Company and its predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

                (k) Tax Matters.

                (i) Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed and for which payment is due by the Company (whether or not shown on any Tax Return) have been paid. Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No written claim which was received by the Company has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                (ii) Company has withheld and/or paid all Taxes required by the applicable taxing authority to have been withheld and/or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                (iii) Seller has no Knowledge of any reason for any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which Seller has Knowledge based upon personal contact with any agent of such authority. Section 4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after September 30, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Seller has made available to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1994.

                (iv) Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                (v) Company has not filed a consent under Code ss. 341(f) concerning collapsible corporations. Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss. 280G. Company has not been a United States real property holding corporation within the meaning of Code ss. 897(c)(2) during the applicable period specified in Code ss. 897(c)(1)(A)(ii). Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss. 6662. Company is not a party to any Tax allocation or sharing agreement. Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has no Liability for the Taxes of any Person (other than the Company) under Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                (vi) Section 4(k) of the Disclosure Schedule sets forth the following information with respect to the Company as of December 31, 1997: (A) the basis of the Company in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; and (C) the amount of any deferred gain or loss allocable to the Company arising out of any Deferred Intercompany Transaction.

                (vii) The unpaid Taxes of the Company (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and
         (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

                (viii) Company (and any predecessor of Company) has been a validly electing S corporation within the meaning of Code ss.ss.1361 and 1362 at all times since 1988 and Company will be an S corporation up to and including the Closing Date.

                (ix) Company will not be liable for any Tax under Code ss.1374 in connection with the deemed sale of Company's assets (including the assets of any qualified subchapter S subsidiary) caused by the Section 338(h)(10) Election. Neither Company nor any qualified subchapter S subsidiary of Company has, in the past 10 years, (A) acquired assets from another corporation in a transaction in which Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

         (l)    Real Property.

                (i) Company does not own any real property.

                (ii) Section 4(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. Seller has delivered to Buyer correct and complete copies of the leases and subleases listed in Section 4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in
         Section 4(l)(ii) of the Disclosure Schedule:

                        (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                        (B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                        (C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                        (D) no party to the lease or sublease has repudiated any provision thereof;

                        (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                         (F) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                        (G) Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                        (H) to the Knowledge of Seller, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                        (I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                        (J) to the Knowledge of Seller, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

                (m)     Intellectual Property.

                (i) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property used by it for the operation of the business of the Company as presently conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. Company has taken all necessary and desirable action to maintain each item of Intellectual Property that it owns or uses and to protect each item of Intellectual Property that it owns.

                (ii) To the Knowledge of Seller, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

                (iii) Section 4(m)(iii) of the Disclosure Schedule identifies each patent, trademark or copyright registration and each application for such a registration which has been issued to or filed by the Company with respect to any of its Intellectual Property.

                (iv) Section 4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, or written agreement. Seller has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(m)(iv) of the Disclosure Schedule, the license, sublicense, or written agreement covering the item is legal, valid, binding, enforceable, and in full force and effect.

                (n) Tangible Assets. The Company owns or leases or has the right to use all buildings, machinery, equipment, and other tangible assets used for the conduct of its businesses as presently conducted.

                (o) Contracts. Section 4(p) of the Disclosure Schedule lists the following written and, to the Knowledge of Seller, oral, contracts and other agreements to which Company is a party:

                (i) any agreement with any transit authority;

                (ii) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

                (iii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend beyond the end of the Company's current fiscal year, result in a material loss to the Company, or involve consideration in excess of $10,000;

                (iv) any agreement concerning a partnership or joint venture;

                (v) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                (vi) any agreement concerning confidentiality or noncompetition;

                (vii) any agreement with Seller and his Affiliates (other than the Company );

                (viii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                 (ix)   any collective bargaining agreement;

                 (x) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $10,000 or providing severance benefits;

                (xi) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                (xii) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company taken as a whole; or

                (xiii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

Seller has delivered to Buyer a correct and complete copy of each written agreement listed in Section 4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement involving the payment of $10,000 or more by any party referred to in
Section 4(p) of the Disclosure Schedule. With respect to each such agreement:
(A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, unless terminated without breach by the Company with the prior consent of Buyer, which shall not be unreasonably withheld; (C) no party is in breach or default, and, to the Knowledge of Seller, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

                (p) Notes and Accounts Receivable. All notes and accounts receivable of the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible.

                (q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Company.

                (r) Insurance. Section 4(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five years:

                (i) the name, address, and telephone number of the agent;

                (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                (iii) the policy number and the period of coverage;

                (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is (or, with respect to any policy which is no longer in effect and which has been replaced by a current policy, was) legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and, to the Knowledge of Seller, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Section 4(s) of the Disclosure Schedule describes any self-insurance arrangements affecting the Company.

                (s) Litigation. Section 4(t) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(t) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. None of Seller and the directors and officers (and employees with responsibility for litigation matters) of the Company has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

                (t) Product Warranty. The Company has never manufactured, sold, leased, or delivered any product, and the Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith.

                (u) Product Liability. Because the Company has never manufactured, sold or leased any products, the Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

                (v) Employees. To the Knowledge of Seller, (i) no executive, key employee, or group of employees has any plans to terminate employment with the

Company. Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes, and (ii) no director, officer or employee has committed any act of sexual harassment with or any act which could reasonably be construed to create a hostile work environment with respect to any employee of the Company. Company has not committed any unfair labor practice. Seller has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

                (w) Employee Benefits.

                (i) Section 4(x) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes or has any obligation to contribute.

                        (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                        (B) All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                        (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                        (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code ss. 401(a), has received, within the last two years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and Seller is not aware of any facts or circumstances that could result in the revocation of such determination letter.

                        (E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                        (F) Seller has delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

               (ii) With respect to each Employee Benefit Plan that the Company and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                        (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of Seller, threatened.

                        (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of Seller, threatened. Seller has no Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                        (C) Company has not incurred, and neither Seller nor any of the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any reason to expect that the Company will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA ss. 4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                (iii) Company never has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability as defined in ERISA ss. 4201) under any Multiemployer Plan.

                (iv) Company does not maintain and never has maintained or contributed or been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

                (x) Guaranties. Company is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

                (y) Environmental, Health, and Safety Matters. To the Knowledge of Seller:

                (i) Each of Company and its predecessors and Affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements.

                (ii) Without limiting the generality of the foregoing, each of Company and its Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on the attached "Environmental and Safety Permits Schedule."

                (iii) Neither the Company nor its predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                (iv) None of the following exists at any property or facility owned or operated by the Company: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

                (v) None of the Company or its predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

                (vi) To the Knowledge of Seller, neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                (vii) Neither the Company nor any of its predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

                (viii) To the Knowledge of Seller, no facts, events or conditions relating to the past or present facilities, properties or operations of the Company or any of its predecessors or

         Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

                (z) Certain Business Relationships with the Company. Neither Seller nor any of his Affiliates has been involved in any business arrangement or relationship with the Company within the past 12 months, other than by serving as a director, officer or employee of the Company, and neither Seller nor any of his Affiliates owns any asset, tangible or intangible, which is used in the business of the Company.

                (aa) Transit District Relationships. None of the transit agencies listed on Exhibit B has (i) terminated or threatened to terminate any contract with the Company prior to its date of expiration, or (ii) notified the Company that it intends to terminate or materially reduce the business which it conducts with the Company.

                (bb) Disclosure. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

         5.     Pre-Closing Covenants.
                ---------------------
The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                (a) General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

                (b) Notices and Consents. Seller will cause the Company to give any notices to third parties, and will cause the Company to use its best efforts to obtain any third party consents, that Buyer may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and Seller will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above.

                (c) Operation of Business. Seller will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Seller will not cause or permit the Company to (i) make any change in its authorized capital stock, (ii) issue any stock options or stock appreciation rights or similar benefits, (iii) make any reclassification in respect of its capital stock, (iv) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock except for dividends and distributions, consistent with past practice, in amounts reasonably necessary to pay or provide for income tax liability of Seller related to the operations of Company (v) redeem, purchase, or otherwise acquire any of its capital stock, (vi) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, except for transactions in the usual and ordinary course of its business, (vii) enter into or commit to any pension, retirement, profit-sharing or welfare plan or benefit or employment agreement with or for the benefit of any employee, officer or director of Company, (viii) purchase or sell any transit advertising contract or relationship, or (ix) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above.

                (d) Preservation of Business. Seller will cause the Company to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and, where it is in the best interest of the Company to use reasonable efforts to keep the employees, and to use reasonable efforts to continue the growth of the Company's business.

                (e) Full Access. Seller will permit, and Seller will cause the Company to permit, representatives of Buyer to have reasonable access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company. Such representatives will not cause unreasonable disruption of the business of the Company.

                (f) Notice of Developments. Each party will give prompt written notice to the other parties of any material adverse development causing a breach of any of the representations and warranties in this Agreement. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                (g) Exclusivity. Seller will not (and Seller will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller will not vote his Company Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. Seller will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

                (h) New Transit Bids. Seller will cause the Company to notify Buyer with respect to any bid to any transit agency which the Company plans to make which would, if awarded, involve payments by the Company in excess of $10,000 in the aggregate, and the Company will not make any such bid without the Buyer's consent, which shall not be unreasonably withheld.

         6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

                (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). Seller acknowledges and agrees that from and after the Closing Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company which are in the possession of the Company or Seller.

                (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 8 below).

                (c) Transition. Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Seller will pursue on behalf of the Company or refer to another employee of the Company all customer inquiries relating to the business of the Company to Buyer from and after the Closing.

                (d) Confidentiality. Each Party will treat and hold as such all of the Confidential Information disclosed to it by any other Party, refrain from using any of the Confidential Information except in connection with this Agreement, and, upon termination of this Agreement, deliver promptly to the disclosing Party or destroy, at the request and option of the disclosing Party, all tangible embodiments (and all copies) of the Confidential Information which are in his possession. In the event that any of the Parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information of any other Party, that Party will notify the disclosing party promptly of the request or requirement so that the disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the Party shall use his best efforts to obtain, at the reasonable request and expense of the disclosing Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the disclosing Party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

                (e) Covenant Not to Compete. For a period commencing on the Closing Date and ending on the latest date upon which the second renewal term put out for bid by the agency for any of the transit agency contracts listed on Exhibit B has been completed, Seller will not engage directly or indirectly in any business that the Company conducts as of the Closing Date in any geographic area in which the Company conducts that business as of the Closing Date; provided, however, that no owner of less than 1% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. The restrictions set forth in this Section 6(e) shall not apply while Buyer is in default under any of its obligations under this Agreement or the Employment Agreement.

                (f) Buyer Shares. Each certificate for Buyer Shares to be issued to Seller pursuant to this Agreement will be imprinted with a legend substantially in the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER. THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTION.

                (g) Release of Seller. Following Closing, Buyer and Company shall use their reasonable best efforts to cause Seller to be released from personal liability in respect of obligations of Company which are disclosed to Buyer prior to Closing and reflected on the Financial Statements, and Buyer shall defend, indemnify and hold Seller harmless with respect to all such liabilities.

                (h) Registration of Buyer Shares. Buyer agrees that if it determines to register any of its capital stock for sale to the public on a form that would also permit sale of the Buyer Shares, Buyer will use its best efforts to include in such registration and in any related underwriting up to 50,000 of the Buyer Shares which are held by Seller, upon written request by Seller within 10 days following written notice from Buyer of its intent to pursue such registration. In the event that the underwriters for any such offering require the reduction of the number of shares included in the offering which are held by shareholders who are officers, directors or employees of Buyer, the number of Buyer Shares held by Seller to be included in such offering pursuant to this section shall be reduced on a pro-rata basis along with the shares of such other shareholders.

         7.     Conditions to Obligation to Close.

                (a) Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                (i) the representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                (ii) Seller shall have performed and complied with all of his covenants hereunder in all material respects through the Closing;

                (iii) the Company shall have procured all of the third party consents specified in Section 5(b) above;

                (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Buyer to own the Company Shares and to control the Company, or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                (v) Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

                (vi) Seller and Company shall have entered into the Employment Agreement and the same shall be in full force and effect;

                (vii) Buyer shall have received from Flamm, Boroff & Bacine P.C., counsel to Seller, an opinion in form and substance as set forth in Exhibit F attached hereto, addressed to Buyer, and dated as of the Closing Date;

                (viii) Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company other than those whom Buyer shall have specified in writing at least five business days prior to the Closing, provided that Seller shall remain an officer and director of the Company following Closing;

                (ix) Buyer shall have obtained on terms and conditions reasonably satisfactory to it all of the financing it needs in order to fund the cash portion of the Purchase Price and fund the working capital requirements of the Company after the Closing, which condition shall be deemed waived if Buyer has not applied for such financing by July 15, 1998, and Buyer shall thereafter diligently prosecute such application; Buyer shall provide Seller with reasonable information concerning such financing efforts;

                (x) the Company shall have obtained and delivered to Buyer, at Company's expense, financial statements consistent with Securities and Exchange Commission requirements, audited by Arthur Anderson LLP or by another firm or independent certified public accountants designated by Buyer; provided that if the fees and charges of such auditors in performing such audit shall exceed the sum of $15,000, the excess shall be paid by Buyer;

                (xi) Buyer shall have obtained a letter, in form and substance satisfactory to Buyer, from an investment banker, financial adviser or consultant of Buyer's selection, to the effect that the purchase of the Company Shares as set forth in this Agreement is fair to Buyer and its Shareholders from a financial point of view, provided that unless Buyer shall notify Seller on or before the tenth day following Buyer's receipt of the financial statements referred to in Section 7(a)(x) that it has failed to obtain such a letter, this condition shall be deemed to have been satisfied;

                (xii) Buyer shall be satisfied, in its sole discretion, with the results of its due diligence with respect to the financial condition, results of operations, business prospects, employees, systems, books and records and other properties of Company, provided that unless Buyer shall notify Seller on or before the tenth day following Buyer's receipt of the financial statements referred to in Section 7(a)(x) that it is not satisfied with the results of such due diligence, this condition shall be deemed to have been satisfied;

                (xiii) The average between the high and low "asked" price for Buyer's common stock shall not exceed $15 per share during any period of ten consecutive trading days between the date of this Agreement and Closing.

                (xiv) This Agreement and the transactions contemplated hereby shall have been approved by Buyer's Board of Directors;

                (xv) Company shall have no liabilities payable to its officers, directors, shareholders or employees, except as otherwise disclosed in writing to Buyer pursuant to this Agreement;

                (xvi) All actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

                (b) Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                (iv) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

                (v) Company shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in
         Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above;

                (vi) Seller and the Company shall have entered into the Employment Agreement and the same shall be in full force and effect;

                (vii) Seller shall have received from Tonkon Torp LLP, counsel to Buyer, an opinion in form and substance as set forth in Exhibit G attached hereto, addressed to Seller, and dated as of the Closing Date;

                (viii) the average between the high and low "asked" price for Buyer's common stock shall not be less than $5 per share during any period of ten consecutive trading days between the date of this Agreement and Closing;

                (ix) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller; and

                (x) Seller shall be satisfied, in his sole discretion, with the results of his due diligence with respect to the financial condition, results of operations, business prospects, employees, systems, books and records and other properties of Buyer, provided that unless Seller shall notify Buyer on or before the tenth day following Buyer's receipt of the financial statements referred to in Section 7(a)(x) that he is not satisfied with the results of such due diligence, this condition shall be deemed to have been satisfied.

The Seller may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

         8.     Remedies for Breaches of This Agreement.
                ---------------------------------------

                (a) Survival of Representations and Warranties. All of the representations and warranties of Seller or Buyer contained in this Agreement shall survive the Closing hereunder (even if any other Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until March 1, 2001 (the Survival Period").

                (b) Indemnification Provisions for Benefit of Buyer.

                (i) In the event Seller breaches (or in the event any third party alleges facts that, if true, would mean Seller has breached) any of his representations, warranties, and covenants contained herein and provided that Buyer makes a written claim for indemnification against Seller pursuant to Section 11(h) below within the Survival Period, then Seller agrees to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Buyer may suffer after the end of the Survival Period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                (ii) Seller agrees to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company (x) for any Taxes of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 9(c)) to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Balance Sheet (rather than in any notes thereto), as such reserve is adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns, and (y) for the unpaid Taxes of any Person (other than the Company) under Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                (c) Indemnification Provisions for Benefit of Seller. In the event Buyer breaches (or in the event any third party alleges facts that, if true, would mean Buyer has breached) any of its representations, warranties, and covenants contained herein, and provided that Seller makes a written claim for indemnification against Buyer pursuant to Section 11(h) below within the Survival Period, then Buyer agrees to indemnify Seller from and against the entirety of any Adverse Consequences Seller may suffer through and after the date of the claim for indemnification (including any Adverse

Consequences Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                (d) Matters Involving Third Parties.

                (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld or delayed unreasonably).

                (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

                (e) Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 8.

                (f) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the Company or the transactions contemplated by this Agreement. Seller hereby agrees that he will not make any claim for indemnification against the Company by reason of the fact that he, she or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

                (g) Limitation on Indemnification Obligations. Anything herein to the contrary notwithstanding, any Indemnifying Party otherwise liable for an indemnification payment hereunder shall only be required to make an indemnification payment to the Indemnified Party otherwise entitled thereto to the extent that the aggregate of all amounts which would otherwise be due hereunder to such Indemnified Party by the Indemnifying Party for all indemnity claims hereunder exceeds $50,000, and then only for that portion that exceeds $50,000.

         9.     Tax Matters.
                -----------

                (a) Section 338(h)(10) Election. Company and Seller will join with Buyer in making an election under Code ss.338(h)(10) of the Code (and any corresponding election under state, local, and foreign tax law) with respect to the purchase and sale of the stock of Company hereunder (a "Section 338(h)(10) Election"). Seller will include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Election on their Tax Returns to the extent permitted by applicable law. Seller shall also pay any Tax imposed on Company or its Subsidiaries attributable to the making of the Section 338(h)(10) Election, including, but not limited to, (i) any Tax imposed under Code ss.1374,
(ii) any tax imposed under Reg. ss.1.338(h)(10)-1(e)(5), or (iii) any state, local or foreign Tax imposed on Company's or its Subsidiaries' gain, and Seller shall indemnify Buyer, Company and its Subsidiaries against any Adverse Consequences arising out of any failure to pay any such Taxes.

                (b) Allocation of Purchase Price. The Purchase Price and the liabilities of Company and its qualified subchapter S subsidiaries (plus other relevant items) will be allocated to the assets of Company and its qualified subchapter S subsidiaries for all purposes (including Tax and financial accounting) as shown on the Allocation Schedule attached hereto. Buyer, Company, Company's Subsidiaries, and Seller will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

                (c) S Corporation Status. Company and Seller will not revoke Company's election to be taxed as an S corporation within the meaning of Code ss.ss.1361 and 1362. Company and Seller will not take or allow any action other than the sale of Company's stock pursuant to this agreement that would result in the termination of Company's status as a validly electing S corporation within the meaning of Code ss.ss.1361 and 1362.

                (d) Tax Periods Ending on or before the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Buyer shall permit Seller to review and comment on each such Tax Return described in the preceding sentence prior to filing. To the extent permitted by applicable law, Seller shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s furnished by Company to the Seller for such periods. Seller shall reimburse Buyer for any Taxes of the Company and its Subsidiaries with respect to such periods within fifteen (15) days after payment by Buyer or the Company and its Subsidiaries of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet.

                (e) Cooperation on Tax Matters.

                (i) Buyer, Company and its Subsidiaries and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Company and its Subsidiaries and Seller agree (A) to retain all books and records with respect to Tax matters pertinent to Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Company and its Subsidiaries or Seller, as the case may be, shall allow the other party to take possession of such books and records.

                (ii) Buyer and Seller shall, upon request, use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                (f) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving Company and its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, Company and its Subsidiaries shall not be bound thereby or have any liability thereunder.

                (g) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any corporate-level gains tax triggered by the sale of Company stock and any transfer or similar tax imposed in any state or subdivision), shall be paid by Seller when due, and Seller will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

         10.    Termination.
                -----------

                (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                (i) Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                (ii) Buyer may terminate this Agreement by giving written notice to the Seller on or before the tenth day following the date of delivery to Buyer of the financial statements described at Section 7(a)(x) above if Buyer is not satisfied with the results of its continuing business, legal, environmental, and accounting due diligence regarding the Company;

                (iii) Seller may terminate this Agreement by giving written notice to the Buyer on or before the tenth day following the date of delivery to Buyer of the financial statements described at Section 7(a)(x) above if Seller is not satisfied with the results of his continuing business, legal, environmental, and accounting due diligence regarding the Buyer;

                (iv) Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 20 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30,1998, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                (v) the Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified

         Buyer of the breach, and the breach has continued without cure for a period of 20 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 1998, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from Seller himself breaching any representation, warranty, or covenant contained in this Agreement).

                (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach and except with respect to the confidentiality obligations set forth at Section 6(d) above).

         11.    Miscellaneous.
                -------------

                (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

                (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof provided, however, that (i) the provisions of paragraph 7 of that certain letter of intent dated June 9, 1998 by and among Buyer, Company and Wayne P. Schur, and (ii) the Confidentiality Agreement between Buyer and Company dated as of March 17, 1998, shall continue in full force and effect notwithstanding the execution of this Agreement.

                (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Buyer and the Seller; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                (f) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Buyer:     Brian Obie, President
                              OBIE Media Corporation
                              4211 West 11th Avenue
                              Eugene, OR 97402

         With a copy to:      Kenneth D. Stephens
                              Tonkon Torp LLP
                              1600 Pioneer Tower
                              888 S.W. Fifth Avenue
                              Portland, OR 97204-2099

         If to Seller or
         Company:             Mr. Wayne P. Schur
                              8 Russell Court
                              Newtown, PA 18940

         With a copy to:      Stephen H. Frishberg
                              Flamm, Boroff & Bacine PC
                              220 Union Meeting Corporate Center
                              925 Harvest Drive
                              Blue Bell, PA 19422

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Oregon without giving effect to any choice or conflict of law provision or rule (whether of the State of Oregon or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Oregon.

                (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                (k) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Seller agrees that Company has not borne or will not bear any of Seller's costs and expenses (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

                (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

                (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                        OBIE MEDIA CORPORATION


                                        By:  /s/Brian B, Obie
                                           ------------------------------------
                                        Title:  President
                                              ---------------------------------

                                        PHILBIN & COINE, INC.


                                        By:  /s/Wayne P. Schur
                                           ------------------------------------
                                        Title:  President
                                              ---------------------------------

                                        /s/Wayne P. Schur
                                        ---------------------------------------
                                        Wayne P. Schur, individually


                  The undersigned spouse of Wayne P. Schur consents to this Agreement and subjects her community property interest and rights to its terms.

                                        /s/Barbara G. Schur
                                        ---------------------------------------
                                        Signature

                                        Barbara Schur
                                        ---------------------------------------
                                        Printed Name

                                        Date:  August 25, 1998
                                             ----------------------------------

                                    EXHIBIT B


- Greater Bridgeport Transit District

- Broward County, Florida

- The City of Charlottesville, Charlottesville Transit Service (Charlottesville)

- Southwest Ohio Regional Transit Authority (Cincinnati)

- Greater Cleveland Regional Transit Authority

- CT Transit (Hartford)

- Volusia County (Daytona Beach)

- City of Gainsville

- Kenosha Transit

- Greater Lynchburg Transit Company

- Milwaukee County Transit System

- Tidewater Transportation District (Norfolk, Virginia)

- City of Norwood

- Dattco Bus Inc. (New Britain)

- Petersberg Area Transit

- City of Racine

- Greater Richmond Transit Company

- Greater Roanoke Transit Company

- Northeast Transportation Company (Waterbury)

- Palm Beach County (West Palm Beach)